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                                                          Exhibit 99.1
[LOGO]AEHR TEST SYSTEMS

FOR IMMEDIATE RELEASE
---------------------

Contact:

Tricia Ross
Financial Relations Board for Aehr Test Systems
Investor/Analyst Contact
(310)403-7322


             AEHR TEST SYSTEMS REPORTS 55% INCREASE IN NET SALES
                       FOR SECOND QUARTER FISCAL 2008

Fremont, CA (January 7, 2008) -- Aehr Test Systems (Nasdaq: AEHR), a leading supplier of semiconductor test and burn-in equipment, today announced financial results for the second quarter of fiscal 2008 ended November 30, 2007.

Net sales were $9.7 million in the second quarter of fiscal 2008, an increase of 55% from $6.2 million in the second quarter of fiscal 2007. Aehr Test reported net income of $1.4 million, or $0.16 per diluted share, in the second quarter of fiscal 2008, compared with net income of $687,000, or $0.08 per diluted share, in the second quarter of fiscal 2007.

Net income excluding stock compensation expense of $203,000 was $1.6 million, or $0.19 per diluted share, in the second quarter of fiscal 2008. In the same period of the prior fiscal year, net income excluding stock compensation expense of $172,000 was $856,000, or $0.10 per diluted share. The attached condensed consolidated financial statements include a table reconciling the Company's net income excluding stock compensation expense to net income calculated according to accounting principles generally accepted in the United States ("GAAP") for the three and six months ended November 30, 2007 and 2006.

"We are pleased that we generated sequential quarterly sales growth of 26%, while increasing our income from operations by approximately $1.7 million over the same three month period of the prior fiscal year," said Rhea Posedel, chairman and chief executive officer of Aehr Test Systems. "Our strong performance was driven by increasing revenue from our FOXTM-1 full wafer parallel test systems and full wafer test contactors.

"A major accomplishment for the quarter, which we announced today, was shipping our first FOX-15 wafer level burn-in system to a leading automotive IC producer," continued Posedel. "We plan to record revenue for this system upon completion of customer acceptance. We believe that our newly released multi-slot FOX-15 system will help us to better address the burn-in requirements for the growing markets of automotive ICs and known good die."

Net sales were $17.3 million in the first six months of fiscal 2008, compared with $13.4 million in the first six months of fiscal 2007. Net income for the six months ended November 30, 2007 was $2.1



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Aehr Test Systems Reports Second Quarter Fiscal 2008 Results
January 7, 2008
Page 2 of 5


million, or $0.26 per diluted share, compared with net income of $1.2 million, or $0.15 per diluted share, in the same period of the prior fiscal year.

At November 30, 2007, cash and cash equivalents and short-term investments were $6.9 million. Aehr Test closed the second quarter of fiscal 2008 with no outstanding debt and shareholders' equity of $26.6 million, or $3.33 per share outstanding, at November 30, 2007.

Commenting on the outlook for the third quarter of fiscal 2008, Gary Larson, vice president and chief financial officer of Aehr Test Systems, said, "We continue to have a solid backlog for FOX products, which provides good
visibility on the near-term performance of the Company.   Based on expected
shipment schedules for the FOX products, we believe our net sales and net income in the third quarter of fiscal 2008 will be higher than those in the second quarter."

Management Conference Call
Management of Aehr Test will host a conference call and webcast today, January 7, 2008 at 5:00 p.m. Eastern (2:00 p.m. Pacific) to discuss the Company's second quarter fiscal 2008 operating results. The conference call will be accessible live via the internet at www.aehr.com. Please go to the website at least 15 minutes before start time to register, download and install any necessary audio software. A replay of the webcast will be available at www.aehr.com for 90 days.

About Aehr Test Systems
Headquartered in Fremont, California, Aehr Test Systems is a leading worldwide provider of systems for burning-in and testing DRAMs, flash, and other memory and logic integrated circuits and has an installed base of more than 2,500 systems worldwide. Aehr Test has developed and introduced several innovative products, including the FOX, MTX and MAX systems and the DiePak(R) carrier. The FOX system is a full wafer contact test and burn-in system.
The MTX system is a massively parallel test system designed to reduce the cost of memory testing by performing both test and burn-in on thousands of devices simultaneously. The MAX system can effectively burn-in and functionally test complex devices, such as digital signal processors, microprocessors, microcontrollers and systems-on-a-chip. The DiePak carrier is a reusable, temporary package that enables IC manufacturers to perform cost-effective final test and burn-in of bare die. For more information, please visit the Company's website at www.aehr.com.

Safe Harbor Statement
This release contains forward-looking statements that involve risks and uncertainties relating to projections regarding customer demand and acceptance of Aehr Test's products. Actual results may vary from projected results. These risks and uncertainties include without limitation, economic conditions in Asia and elsewhere, acceptance by customers of Aehr Test's technologies, acceptance by customers of the systems shipped upon receipt of a purchase order and the ability of new products to meet customer needs or perform as described, and the Company's development and manufacture of a commercially successful wafer-level test and burn-in system. See Aehr Test's recent 10-K report and other reports from time to time filed with the Securities and Exchange Commission (SEC) for a more detailed description of the risks facing our business. The Company disclaims any obligation to update information contained in any forward-looking statement to reflect events or circumstances occurring after the date of this press release.

                         [Financial Tables to Follow]



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
Aehr Test Systems Reports Second Quarter Fiscal 2008 Results
January 7, 2008
Page 3 of 5

                          AEHR TEST SYSTEMS AND SUBSIDIARIES
                     Condensed Consolidated Statements of Income
                        (in thousands, except per share data)
                                   (Unaudited)

                                        Three Months Ended   Six Months Ended
                                           November 30,        November 30,
                                        --------- --------- --------- --------
                                           2007      2006      2007      2006
                                        --------- --------- --------- --------
Net sales.............................     $9,675    $6,249   $17,335  $13,385
Cost of sales.........................      4,791     3,290     8,270    7,173
                                        --------- --------- --------- --------
Gross profit..........................      4,884     2,959     9,065    6,212
                                        --------- --------- --------- --------
Operating expenses:
  Selling, general and administrative.      1,847     1,519     3,663    3,154
  Research and development............      1,445     1,522     3,093    2,909
                                        ---------  --------- -------- --------
    Total operating expenses..........      3,292     3,041     6,756    6,063
                                        --------- --------- --------- --------
    Income (loss) from operations.....      1,592       (82)    2,309      149

Interest income.......................         83       134       158      256
Other income (expense), net ...........      (110)      651      (108)     867
                                        --------- --------- --------- --------
    Income before income tax expense..      1,565       703     2,359    1,272

Income tax expense ...................        199        16       214       28
                                        --------- --------- --------- --------
    Net income .......................     $1,366    $  687   $ 2,145  $ 1,244
                                        ========= ========= ========= ========

Net income per share
    Basic.............................     $ 0.17    $ 0.09   $  0.27  $  0.16
    Diluted...........................     $ 0.16    $ 0.08   $  0.26  $  0.15

Shares used in per share calculations:
    Basic.............................      7,906     7,749     7,866    7,716
    Diluted...........................      8,418     8,243     8,359    8,284





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
Aehr Test Systems Reports Second Quarter Fiscal 2008 Results
January 7, 2008
Page 4 of 5

                          AEHR TEST SYSTEMS AND SUBSIDIARIES
                    Reconciliation of GAAP and Non-GAAP Results
                      (in thousands, except per share data)
                                   (Unaudited)

Reconciliation of non-GAAP Financial Measure - net income to net income excluding stock compensation expense

                                         Three Months Ended   Six Months Ended
                                            November 30,        November 30,
                                         --------- --------- --------- --------
                                            2007      2006      2007      2006
                                         --------- --------- --------- --------
Net income ..............................   $1,366      $687    $2,145   $1,244

Stock compensation expense ..............      203       172       396      335
                                         --------- --------- --------- --------
    Income before income taxes, excluding
       stock compensation expense .......    1,569       859     2,541    1,579

Income tax expense ......................        4         3         8        6
                                         --------- --------- --------- --------
    Net income excluding stock compensation
       expense ..........................   $1,565      $856    $2,533   $1,573
                                         ========= ========= ========= ========

Diluted net income per share excluding
    stock compensation expense ..........   $ 0.19     $0.10    $ 0.30   $ 0.19
                                         ========= ========= ========= ========


Net income excluding stock compensation expense is a non-GAAP measure and should not be considered a replacement for GAAP results.

Net income excluding stock compensation expense is a financial measure the Company uses to evaluate the underlying results and operating performance of the business. The difference between net income (the most comparable GAAP measure) and net income excluding stock compensation expense (the non-GAAP measure) reflects the impact of applying SFAS 123R to the current period. The limitation of this measure is that it excludes an item that impacts the Company's current period net income. This limitation is best addressed by using this measure in combination with net income (the most comparable GAAP measure) because net income excluding stock compensation expense does not reflect the impact of SFAS 123R and may be higher than net income (the most comparable GAAP measure).




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
Aehr Test Systems Reports Second Quarter Fiscal 2008 Results
January 7, 2008
Page 5 of 5

                           AEHR TEST SYSTEMS AND SUBSIDIARIES
                          Condensed Consolidated Balance Sheets
                          (in thousands, except per share data)
                                      (Unaudited)

                                                         November 30,      May 31,
                                                             2007           2007
                                                         -----------    -----------
ASSETS
Current assets:
  Cash and cash equivalents ..........................       $ 5,987        $ 6,564
  Short-term investments .............................           951          2,987
  Accounts receivable, net............................        11,554          6,614
  Inventories ........................................        10,678          9,701
  Prepaid expenses and other .........................           371            326
                                                         -----------    -----------
      Total current assets ...........................        29,541         26,192

Property and equipment, net ..........................         1,605          1,689
Goodwill .............................................           274            274
Other assets..........................................           516            520
                                                         -----------    -----------
      Total assets ...................................       $31,936        $28,675
                                                         ===========    ===========

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
  Accounts payable ...................................       $ 1,872        $ 2,517
  Accrued expenses ...................................         3,098          2,927
  Deferred revenue ...................................           194            378
                                                         -----------    -----------
      Total current liabilities ......................         5,164          5,822

Deferred lease commitment ............................           140            185
                                                         -----------    -----------
      Total liabilities ..............................         5,304          6,007
                                                         -----------    -----------
Shareholders' equity:
  Common stock, $0.01 par value outstanding:
    8,001 and 7,820 shares at November 30, 2007
    and May 31, 2007, respectively....................            80             78
  Additional paid-in capital .........................        40,802         39,552
  Accumulated other comprehensive income..............         1,681          1,241
  Accumulated deficit ................................       (15,931)       (18,203)
                                                         -----------    -----------
      Total shareholders' equity .....................        26,632         22,668
                                                         -----------    -----------
      Total liabilities and shareholders' equity .....       $31,936        $28,675
                                                         ===========    ===========


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